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                                                                      EXHIBIT 21


                   SUBSIDIARIES OF FREMONT GENERAL CORPORATION

Each of the subsidiary companies does business under its incorporated name.

1.  Domestic Subsidiaries


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
NAME                                                              STATE OF INCORPORATION
----                                                              ----------------------
Casualty Insurance Co.                                                   Illinois
   (Being renamed Fremont Casualty Insurance Co.)
Comstock Insurance Company                                              California
Employers First Insurance Co.                                           California
   (Being renamed Fremont Employers Insurance)
Fremont Compensation Insurance Group, Inc.                              California
Fremont Financial Corporation                                           California
Fremont Funding, Inc.                                                    Delaware
Fremont General Credit Corporation                                      California
Fremont Health Corporation                                              California
Fremont Indemnity Company                                               California
Fremont Investment and Loan                                             California
Fremont Life Insurance Company                                          California
Fremont Pacific Insurance Company                                       California
Fremont Premium Finance Corporation                                     California
Fremont VFC Funding Corporation                                          Delaware
Industrial Indemnity  Co.                                               California
   (Being renamed Fremont Industrial Indemnity Co.
Industrial Indemnity Co. of the Northwest                               Washington
   (Being renamed Fremont Indemnity Co. of the Northwest)
Industrial Indemnity Insurance Services, Inc.                           California
Investors Bancor                                                        California
Menlo Life Insurance Company                                              Arizona
Unicare General Insurance Agency, Inc.                                  California
   (Being renamed Fremont General Insurance Agency, Inc.)
Unicare Workers' Compensation Insurance Co.                             California
   (Being renamed Fremont Compensation Insurance Co.)



2.  Domestic Subsidiaries

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
NAME                                                              STATE OF INCORPORATION
----                                                              ----------------------
Fremont Reinsurance Company, Ltd. (Bermuda)                               Bermuda